May 4, 2011

Maiden Holdings, Ltd. Reports First Quarter Net Income of
$19.3 Million and Operating Earnings(1) of $19.8 Million

Book Value of $10.67 per Share at March 31, 2011; Up 2.6% from Year End 2010

Financial Highlights

•	First quarter 2011 net income and operating income grew 42.6% and 22.4% compared to same period in 2010

•	Net income of $19.3 million or $0.27 per share for the quarter compared with $13.6 million or $0.19 per share in first quarter of 2010

•	Net operating earnings(1) of $19.8 million or $0.27 per share compared with $16.2 million or $0.23 per share in first quarter of 2010

•	Net written premium of $449.5 million in the first quarter up $138.2 million from $311.3 million in the first quarter 2010

•	Combined ratio of 97.0% compared to 97.1% in the first quarter 2010

•	Net investment income of $19.1 million up 8.9% from first quarter 2010

•	Annualized return on equity of 10.3% and operating return on equity(1) of 10.6% in the quarter

•	Minimal, if any, losses expected from first quarter 2011 global catastrophe events

•	Total assets of $3.1 billion increased 3.0% from year-end 2010

HAMILTON, Bermuda - Maiden Holdings, Ltd. (Nasdaq:  MHLD) today reported first quarter 2011 net income of $19.3 million, up 42.6% from $13.6 million in the first quarter of 2010. Earnings per diluted share of $0.27 increased 42.1% from $0.19 in the first quarter of 2010. Operating earnings(1) for the quarter totaled $19.8 million, or $0.27 per diluted share, compared with $16.2 million, or $0.23 per diluted share in the first quarter of 2010.

 “At Maiden, we generated solid underwriting, net income, and operating performance while continuing to increase our book value” said Art Raschbaum, President and CEO of Maiden Holdings Ltd. “Importantly, the quarter reflects continuing success in implementing our business model of delivering stable results for our shareholders as we remain focused on serving the non catastrophe needs of regional and specialty insurers.  As we communicated earlier this year, Maiden expects minimal, if any, losses from the significant global catastrophe events of the first quarter of 2011.”

Raschbaum added, “Our first quarter reflects the completion of the first full year of our strategic quota share with ACAC and our first full quarter from our newly acquired international operations, both of which performed in line with our expectations. We believe we are well positioned to continue to deliver long-term value for our shareholders.”

Shareholders' equity of $769.7 million and book value per share of $10.67 at March 31, 2011 both rose 2.6% from year end 2010.

Maiden Holdings, Ltd.
First Quarter 2011 Earnings Release
May 4, 2011

First Quarter 2011 Results:

Net written premium totaled $449.5 million compared with $311.3 million in the first quarter of 2010. Net earned premium of $346.5 million increased 31.3% from $263.9 million for the same period last year.

Net investment income of $19.1 million grew 8.9% from $17.6 million in the first quarter of 2010.

Loss and loss adjustment expenses of $221.2 million rose $50.9 million from $170.3 million in the first quarter of 2010. Results reflected a loss ratio of 63.0% compared with 64.5% for the same period a year ago.

Commission and other acquisition expenses together with general and administrative expenses of $119.4 million increased $33.4 million from the year ago quarter and reflected a total expense ratio of 34.0% compared with 32.6% in 2010. General and administrative expenses for the quarter totaled $12.3 million compared with $8.6 million in the first quarter of 2010.

These results reflected a general and administrative expense ratio of 3.5% compared to 3.3% in the first quarter of 2010.

The combined ratio for the first quarter totaled 97.0% compared with 97.1% in the first quarter of 2010.

Income from operations(2) of $29.8 million increased 16.6%, from $25.6 million in the first quarter of 2010.

Total assets of $3.1 billion at March 31, 2011 increased from $3.0 billion at year end 2010. Total investable assets of $2.3 billion(3), were largely unchanged from year end 2010.

During the first quarter of 2011, the Board of Directors declared a dividend of $0.07 per share.

 (1)(2)(3)Please see the Non-GAAP Financial Measures table at the end of this release for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

Conference Call

CEO Art Raschbaum and CFO John Marshaleck will review these results via teleconference and live audio webcast on Thursday, May 5, beginning at 10:00 a.m. AT (9:00 a.m. ET).

To participate, please access one of the following no later than 9:55 a.m. AT (8:55 a.m. ET):

1.877.734.5373 for U.S. callers

1.973.200.3059 for callers outside the U.S.

(continued)

Maiden Holdings, Ltd.
First Quarter 2011 Earnings Release
May 4, 2011

Webcast: http://www.maiden.bm/presentations_conferences

A replay of the conference call will be available beginning at 1:00 p.m. AT (12:00 p.m. ET), May 5, 2011 through midnight on May 12, 2011. To listen to the replay, please dial toll free: 1.800.642.1687 (U.S. callers) or toll 1.706.645.9291 (callers outside the U.S.) and enter the Passcode: 41251935; or access http://www.maiden.bm/presentations_conferences.

Maiden Holdings, Ltd.

John Marshaleck

441.298.4902

irelations@maiden.bm

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Through our subsidiaries which are each A- rated (excellent) by A.M. Best, we are focused on providing non-catastrophic, customized reinsurance products and services, to small and mid-size insurance companies in the United States and Europe. As of March 31, 2011, the Company had $3.1 billion in assets and shareholders' equity of $769.7 million.

Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 as updated in periodic filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements, except as may be required by law.

MHLD-G

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Maiden Holdings, Ltd.
Balance Sheet
(in thousands (000's), except per share data)

	March 31, 2011 (Unaudited)	December 31, 2010 (Audited)
Assets

Fixed maturities, available-for-sale, at fair value (amortized cost $1,803,375; $1,819,775)	$1,861,299	$1,874,433
Other investments, at fair value (cost $5,993; $5,751)	6,322	5,847
Total investments	1,867,621	1,880,280
Cash and cash equivalents	97,340	96,151
Restricted cash and cash equivalents	52,764	89,756
Accrued investment income	12,645	14,091
Reinsurance balances receivable, net	315,349	226,333
Funds withheld	164,533	152,713
Prepaid reinsurance premiums	31,488	28,992
Reinsurance recoverable on unpaid losses	11,435	6,656
Loan to related party	167,975	167,975
Deferred commission and other acquisition costs	234,253	203,631
Goodwill and intangible assets, net	102,543	103,905
Other assets	14,168	12,079
Total Assets	$3,072,114	$2,982,562
Liabilities and Equity
Liabilities
Reserve for loss and loss adjustment expenses	$1,254,850	$1,226,773
Unearned premiums	764,264	657,556
Accrued expenses and other liabilities	67,815	56,368
Securities sold under agreements to repurchase, at contract value	-	76,225
Junior subordinated debt	215,209	215,191
Total Liabilities	2,302,138	2,232,113

Equity:
Common shares	731	731
Additional paid-in capital	577,478	577,135
Accumulated other comprehensive income	59,204	54,334
Retained earnings	136,070	121,775
Treasury stock, at cost	(3,801)	(3,801)
Total Maiden Shareholders’ Equity	769,682	750,174
Noncontrolling interest in subsidiary	294	275
Total Equity	769,976	750,449
Total Liabilities and Equity	$3,072,114	$2,982,562

Book value per share	$10.67	$10.40

Common shares outstanding	72,107,194	72,107,100

Maiden Holdings, Ltd.
Income Statement
(in thousands (000's), except per share data)
(Unaudited)

	For the Three Months Ended March 31, 2011	For the Three Months Ended March 31, 2010
Revenues:
Gross premiums written	$470,777	$327,382

Net premiums written	$449,500	$311,291
Change in unearned premiums	(102,965)	(47,362)
Net premiums earned	346,535	263,929
Other insurance revenue	4,655	-
Net investment income	19,141	17,581
Net realized and unrealized investment gains (losses)	47	312
Total revenues	370,378	281,822
Expenses:
Net loss and loss adjustment expenses	221,182	170,285
Commission and other acquisition expenses	107,072	77,396
General and administrative expenses	12,293	8,552
Total expenses	340,547	256,233

Income from operations (2)	29,831	25,589

Other expense
Amortization of intangible assets	(1,258)	(1,452)
Foreign exchange gains (losses)	1,062	(1,153)
Subordinated debt interest expense	(9,118)	(9,115)
	(9,314)	(11,720)

Income before income taxes	20,517	13,869
Income taxes:
Current tax expense	885	-
Deferred tax expense	287	300
Income tax expense	1,172	300

Net income	$19,345	$13,569
Less: Income attributable to noncontrolling interest	(3)	-
Net income attributable to Maiden	19,342	13,569
Operating earnings (1)	$19,778	$16,162

Basic earnings per common share attributable to Maiden shareholders	$0.27	$0.19
Diluted earnings per common share attributable to Maiden shareholders	$0.27	$0.19
Basic operating earnings per common share attributable to Maiden shareholders	$0.27	$0.23
Diluted operating earnings per common share attributable to Maiden shareholders	$0.27	$0.23

Dividends declared per common share	$0.07	$0.065

Weighted average number of basic shares outstanding	72,107,194	70,291,312
Weighted average number of diluted shares outstanding	72,773,914	70,776,794

Net Loss and loss adjustment expense ratio*	63.0%	64.5%
Commission and other acquisition expense ratio**	30.5%	29.3%
General and administrative expense ratio***	3.5%	3.3%
Combined ratio****	97.0%	97.1%
Annualized return on equity	10.3%	7.9%
Annualized return on equity on operating earnings	10.6%	9.4%

Maiden Holdings, Ltd.
Non - GAAP Financial Measure
(in thousands (000's), except per share data)
(Unaudited)

	For the Three Months Ended March 31, 2011	For the Three Months Ended March 31, 2010
Reconciliation of net income to net operating earnings:
Net income attributable to Maiden	$19,342	$13,569
Add (subtract)
Net realized and unrealized investment (gains) losses	(47)	(312)
Foreign exchange (gains) losses	(1,062)	1,153
Amortization of intangible assets	1,258	1,452
Non-cash deferred tax charge	287	300
Operating earnings attributable to Maiden (1)	$19,778	$16,162

Operating earnings per common share attributable to Maiden shareholders:

Basic earnings per common share attributable to Maiden shareholders	$0.27	$0.23
Diluted earnings per common share attributable to Maiden shareholders	$0.27	$0.23

Reconciliation of net income to income from operations:
Net income attributable to Maiden	$19,342	$13,569
Add (subtract)
Foreign exchange (gains) losses	(1,062)	1,153
Amortization of intangible assets	1,258	1,452
Subordinated debt interest expense	9,118	9,115
Income tax expense	1,172	300
Income attributable to noncontrolling interest	3	-
Income from operations attributable to Maiden (2)	$29,831	$25,589

	March 31, 2011	December 31, 2010
Investable assets:
Total investments	$1,867,621	$1,880,280
Cash and cash equivalents	97,340	96,151
Restricted cash and cash equivalents	52,764	89,756
Funds withheld (3)	122,100	119,000
Loan to related party	167,975	167,975
Total investable assets (3)	$2,307,800	$2,353,162

(1) Net operating earnings is a non-GAAP financial measure defined by the Company as net income attributable to Maiden excluding realized investment gains and losses, foreign exchange gains and losses, amortization of intangible assets and non-cash deferred tax charge and should not be considered as an alternative to net income. The Company's management believes that net operating earnings is a useful indicator of trends in the Company's underlying operations. The Company's measure of net operating earnings may not be comparable to similarly titled measures used by other companies.

(2) Income from Operations is a non-GAAP financial measure defined by the Company as net income attributable to Maiden excluding foreign exchange  gains and losses, amortization of intangible assets, subordinated debt interest expense, income tax expense and income attributable to noncontrolling interest and should not be considered as an alternative to net income.  The Company’s management believes that income from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This income from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of income from operations may not be comparable to similarly titled measures used by other companies.

(3) Investable assets is the total of the Company's investments, cash and cash equivalents, loan to a related party and the portion of the funds withheld balance that comprises fixed maturity securities and cash and cash equivalents.

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands (000's))
(Unaudited)

For the Three Months Ended March 31, 2011	Diversified Reinsurance	AmTrust Quota Share	ACAC Quota Share	Total
Net premiums written	$258,818	$126,714	$63,968	$449,500
Net premiums earned	174,234	114,474	57,827	346,535
Other insurance revenue	4,655	-	-	4,655
Net losses and loss expenses	(110,345)	(73,539)	(37,298)	(221,182)
Commissions and other acquisition costs	(51,420)	(37,237)	(18,415)	(107,072)
General and administrative expenses	(8,028)	(668)	(543)	(9,239)
Underwriting income	$9,096	$3,030	$1,571	$13,697

Reconciliation to net income
Net investment income and realized and unrealized investment gains (losses)				19,188
Amortization of intangible assets				(1,258)
Foreign exchange gains				1,062
Subordinated debt interest expense				(9,118)
Other general and administrative expenses				(3,054)

Net Income before income taxes				$20,517

Net loss and loss expense ratio*	61.7%	64.2%	64.5%	63.0%
Acquisition cost ratio**	28.7%	32.5%	31.8%	30.5%
General and administrative expense ratio***	4.5%	0.7%	1.0%	3.5%
Combined ratio****	94.9%	97.4%	97.3%	97.0%

For the Three Months Ended March 31, 2010	Diversified Reinsurance	AmTrust Quota Share	ACAC Quota Share	Total
Net premiums written	$167,914	$121,556	$21,821	$311,291
Net premiums earned	151,180	110,659	2,090	263,929
Net losses and loss expenses	(99,417)	(69,562)	(1,306)	(170,285)
Commissions and other acquisition costs	(40,514)	(36,148)	(734)	(77,396)
General and administrative expenses	(5,872)	(474)	-	(6,346)
Underwriting income	$5,377	$4,475	$50	$9,902

Reconciliation to net income
Net investment income and realized investment gains (losses)				17,893
Amortization of intangible assets				(1,452)
Foreign exchange losses				(1,153)
Subordinated debt interest expense				(9,115)
Other general and administrative expenses				(2,206)

Net Income before income taxes				$13,869

Net loss and loss expense ratio*	65.7%	62.9%	62.5%	64.5%
Acquisition cost ratio**	26.8%	32.7%	35.1%	29.3%
General and administrative expense ratio***	3.9%	0.4%	-	3.3%
Combined ratio****	96.4%	96.0%	97.6%	97.1%

*  Calculated by dividing net losses and loss expenses by net earned premium and other insurance revenue.
**  Calculated by dividing commission and other acquisition expenses by net earned premium and other insurance revenue.
***  Calculated by dividing general and administrative expenses by net earned premium and other insurance revenue.
**** Calculated by adding together net loss and loss expense ratio, acquisition cost ratio and general and administrative expense ratio.